SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 30, 2021

Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Liberty Street	Warren	Pennsylvania	16365
(Address of principal executive office)			(Zip code)
 Registrant’s telephone number, including area code:        (814) 726-2140
 (Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, 0.01 Par Value	NWBI	NASDAQ Stock Market, LLC

    Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

    Indicate by a check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 ( § 230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

Item 2.01     Completion of Acquisition or Disposition of Assets

On April 30, 2021, Northwest Bank, a Pennsylvania-chartered savings bank and subsidiary of Northwest Bancshares, Inc., a Maryland corporation (the “Company”), completed the sale of The Bert Company (doing business as Northwest Insurance Services) (“NWIS”) to USI Insurance Services LLC (“Buyer”) in accordance with the Asset Purchase Agreement (the “Agreement”), dated April 1, 2021. Pursuant to the Agreement, Buyer purchased substantially all of the assets of NWIS and assumed certain liabilities of NWIS.

Consistent with the terms and conditions in the Agreement, at the closing of the transaction (the “Closing”), an aggregate purchase price of $31.8 million was paid in cash by the Buyer to the Company, less approximately $2.8 million in closing adjustments as set forth in the Agreement.

A copy of the press release announcing the consummation of the Agreement is filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

        (d)     Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

1.1	Asset Purchase Agreement, dated as of April 1, 2021, by and among The Bert Company (doing business as Northwest Insurance Services), USI Insurance Services LLC, and Northwest Bank (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of the Company (File No. 001-34582), filed with the Securities and Exchange Commission on April 6, 2021)*
99.1	Press release dated May 3, 2021
* Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	May 3, 2021	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer